                                     UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549



                                      FORM 8-K



                                    CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934



           Date of Report (Date of Earliest Event Reported): March 31, 2001

                                 F.Y.I. INCORPORATED

               (Exact name of registrant as specified in its charter)


      DELAWARE                         0-27444                   75-2560895

     (State or other           (Commission File Number)      (I.R.S. Employer
jurisdiction incorporation)                               Identification Number)


                                3232 McKinney Avenue
                                     Suite 1000
                                Dallas, Texas 75204
                      (Address of principal executive offices)


                                  (214) 953-7555
                           (Registrant's Telephone No.)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

On March 31, 2001, Image Entry Acquisition Corp ("Acquisition"), a wholly-owned subsidiary of F.Y.I. Incorporated (the "Company"), purchased all of the outstanding capital stock of each of Image Entry Inc., Image Entry of Owsley County Inc., Image Entry of Indianapolis Inc., Image Entry Federal Systems Inc., Image Entry of Arkansas Inc. and Image Entry of Alabama Inc. (collectively referred to as the "Image Entry Entities") pursuant to a Stock Purchase Agreement (the "Agreement") by and among Acquisition, the Company, the Image Entry Entities and the shareholders of the Image Entry Entities (the "Image Entry Shareholders"). The Image Entry Shareholders include Bill
D. Deaton and members of his family. The Image Entry Entities provide information management solutions through facilities located in the Southeastern and Mid-Western United States.

The aggregate consideration paid by the Company pursuant to the Agreement consisted, subject to certain adjustments pursuant to the terms of the Agreement, of $32,812,500 paid in cash at the closing and cash and shares of Common Stock of the Company payable at various times following the closing upon the achievement of designated performance criteria.

The primary source of funds used for the cash portion of the consideration under the Agreement was funds received under the Company's former credit facility for which Banque Paribas was the managing agent.

The description of the Agreement is qualified in its entirety by reference to the copy of the Agreement filed as an exhibit to this Form 8-K.

The consideration payable as a result of the Acquisition was determined by negotiations between the parties to the Agreement. The Company is not aware of any material relationship that existed prior to the Agreement between the Company and its officers and directors, on the one hand, and the Image Entry Entities and the Image Entry Shareholders, on the other hand.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

            2.20 Stock Purchase Agreement dated as of March 31, 2001 by and among F.Y.I. Incorporated, Image Entry Acquisition Corp. Image Entry Inc., Image Entry of Owsley County Inc., Image Entry of Indianapolis Inc., Image Entry Federal Systems Inc., Image Entry of Arkansas Inc. and Image Entry of Alabama Inc. and the Shareholders of Image Entry Inc., Image Entry of Owsley County Inc., Image Entry of Indianapolis Inc., Image Entry Federal Systems Inc., Image Entry of Arkansas Inc. and Image Entry of Alabama Inc.*

            99.1    Press Release, dated April 12, 2001.



-------------------------
* Schedules and similar attachments are omitted in accordance with Item 601(b)(2) of Regulation SK and a brief description of such omitted schedules and similar attachments is included herein. The Company undertakes to supplementally provide the Commission with a copy of any such omitted schedule or similar attachment upon request.

                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    F.Y.I. INCORPORATED



Dated:  April 12, 2001            By:   /S/ ED H. BOWMAN, JR.
                                      ------------------------------
                                         Ed H. Bowman, Jr.
                                         President and Chief Executive Officer

                                EXHIBIT INDEX

 Item
Number                       Description
------                       -----------
 2.20                        Stock Purchase Agreement dated as of March 31, 2001
                             by and among F.Y.I. Incorporated, Image Entry
                             Acquisition Corp., Image Entry Inc., Image Entry of
                             Owsley County Inc., Image Entry of Indianapolis
                             Inc., Image Entry Federal Systems Inc., Image Entry of Arkansas Inc. and Image Entry of Alabama Inc.
                             and the Shareholders of Image Entry Inc., Image
                             Entry of Owsley County Inc., Image Entry of
                             Indianapolis Inc., Image Entry Federal Systems
                             Inc., Image Entry of Arkansas Inc. and Image Entry of Alabama Inc.*

 99.1                        Press Release, dated April 12, 2001.


















-------------------------
* Schedules and similar attachments are omitted in accordance with Item 601(b)(2) of Regulation SK and a brief description of such omitted schedules and similar attachments is included herein. The Company undertakes to supplementally provide the Commission with a copy of any such omitted schedule or similar attachment upon request.